Exhibit 16

June 17, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 fifth Street, NW
Washington, DC 20549

RE:          Guardian 8 Holdings
File No. 333-150954
Change in Certifying Accountant

Dear Sir or Madam:

The firm of Weaver Martin & Samyn, LLC was previously principal certifying accountant for Guardian 8 Holdings (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2012. We have read Item 4.01 of Form 8-K of the Company and agree with the statements concerning our Firm contained therein.

Very Truly Yours

/s/ Weaver Martin & Samyn, LLC
411 Valentine Road, Suite 300
Kansas City, Missouri 64111